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                                                                EXHIBIT 99.B11



                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Asian Growth Fund

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Asian Growth Fund as of November 30, 1997, the related statement of operations for the year then ended and the statement of changes in net assets and the financial highlights for the year then ended and for the period from October 21, 1996 (commencement of operations) to November 30, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Asian Growth Fund at November 30, 1997, the results of its operations, the changes in its net assets and the financial highlights for the periods referred to above in conformity with generally accepted accounting principles.



                                                ERNST & YOUNG LLP

Chicago, Illinois
January 20, 1998
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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated January 20, 1998 in the Registration Statement (Form N-1A) of Kemper Asian Growth Fund, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Asian Growth Fund, Kemper Europe Fund, Kemper Global Income Fund and Kemper International Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-9069) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7731).








                                                               ERNST & YOUNG LLP


Chicago, Illinois
February 19, 1998